                                                                     EXHIBIT 4.9

                      THIRD AMENDMENT TO CREDIT AGREEMENT

     THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this "AMENDMENT") dated as of May 22, 1998, is by and among Transocean Offshore Inc., a Delaware corporation (the "BORROWER"), the lenders from time to time parties hereto (each a "LENDER" and collectively, the "LENDERS"), ABN AMRO Bank N.V. ("ABN AMRO"), a Netherlands chartered bank acting through its Houston agency, as agent for the Lenders (in such capacity, the "AGENT"), SunTrust Bank, Atlanta, and Credit Lyonnais New York Branch, as documentation agents for the Lenders (in such capacity, each a "DOCUMENTATION AGENT" and together, the "DOCUMENTATION AGENTS"), and Bank of Montreal, The Fuji Bank, Limited, Houston Agency, Royal Bank of Canada, Wells Fargo Bank (Texas), National Association, and Bank of Tokyo- Mitsubishi, Ltd., Houston Agency, as co-agents for the Lenders (in such capacity, each a "CO-AGENT" and collectively, the "CO-AGENTS").

                                   WITNESSETH

     WHEREAS, the Borrower, the Lenders, the Agent, the Documentation Agents and the Co-Agents have entered into that certain Credit Agreement dated as of July 30, 1996, as amended by that certain First Amendment to Credit Agreement dated as of April 18, 1997, and that certain Second Amendment to Credit Agreement dated as of December 19, 1997 (the "CREDIT AGREEMENT"), pursuant to which the Lenders have made and agreed to make Loans to the Borrower and issued and agreed to issue Letters of Credit for the account of the Borrower; and

     WHEREAS, the Borrower, the Lenders, the Agent, the Documentation Agents and the Co-Agents desire to further amend the Credit Agreement as hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Borrower, the Lenders, the Agent, the Documentation Agents and the Co-Agents hereby agree as follows:

     1.  AMENDMENTS TO CREDIT AGREEMENT.

     (a) Section 1.1 (Definitions) of the Credit Agreement is amended as follows:

               (i) The following definitions of "Consolidated Net Assets" and "Subsidiary Debt Basket Amount" are hereby added in the correct alphabetical order:

                    "`Consolidated Net Assets' means, as of any date of determination, an amount equal to the aggregate book value of the assets of the Borrower, its Subsidiaries and, to the extent of the equity interest of the Borrower and its Subsidiaries therein, SPVs at such time minus the current liabilities of the Borrower and its Subsidiaries, all determined on a consolidated basis in accordance with GAAP."

                    "`Subsidiary Debt Basket Amount' has the meaning ascribed to such term in Section 6.15(j)."

               (ii) The definition of "Public Debt Issue" is hereby deleted in its entirety.

          (b) Section 6.14 (Liens) of the Credit Agreement is amended as follows:

               (i) 6.14(g), (h) and (w) of the Credit Agreement are hereby deleted in their entirety and the following inserted in their place, in each case in the correct alphabetical order:

                    "(g) Liens on assets and interests acquired after the Effective Date ("After-Acquired Assets") securing (i) any obligation incurred for the purpose of financing all or any part of the purchase price of any such After-Acquired Assets or for the purpose of financing all or any part of the cost of the completion of construction and commencement of commercial operation, alteration, repair or improvement of any such After-Acquired Assets, or (ii) any Non-recourse Debt;

                    (h) Liens on property existing at the time such property is acquired by the Borrower or any Subsidiary of the Borrower and not created in contemplation of such acquisition (or on repairs, renewals, replacements, additions, accessions and betterments thereto) and Liens on the assets of any Person at the time such Person becomes a Subsidiary of the Borrower and not created in contemplation of such Person becoming a Subsidiary of the Borrower (or on repairs, renewals, replacements, additions, accessions and betterments thereto);

                    (w) Liens on the Transocean Amirante and the Discoverer Enterprise to secure Indebtedness incurred pursuant to the Secured Credit Agreement dated as of January 17, 1997, among Transocean Enterprise Inc., various lenders and ABN AMRO, as agent for such lenders, as amended from time to time, or any Lease Securitization Facility (as defined in such Secured Credit Agreement), as amended from time to time;"

               (ii) New subsections (x) and (y) are hereby added in the correct alphabetical order:

                    "(x)  Liens on the stock or assets of SPVs; and

                    (y) Liens (not otherwise permitted by this Section 6.14) on property securing Indebtedness (or other obligations) not exceeding $50,000,000 in the aggregate at any time outstanding."

          (c) Section 6.15 (Indebtedness) of the Credit Agreement is hereby deleted in its entirety and the following inserted in its place:

               "Section 6.15 Indebtedness. The Borrower and its Subsidiaries shall not incur, assume or suffer to exist any Indebtedness except:

               (a) Indebtedness under the Credit Documents;

               (b) existing Indebtedness outstanding on the Effective Date and listed on Schedule 5.21, and any subsequent extensions, renewals or refinancings thereof so long as such Indebtedness is not increased in amount, the scheduled maturity date thereof (if prior to the Maturity Date) is not accelerated, the interest rate per annum applicable thereto is not increased, any scheduled amortization of principal thereunder prior to the Maturity Date is not shortened and the payments thereunder are not increased;

               (c) unsecured intercompany loans and advances to the Borrower or its Subsidiaries, and unsecured intercompany loans and advances from any of such Subsidiaries or SPVs to the Borrower or any other Subsidiaries of the Borrower;

               (d) Indebtedness under any Interest Rate Protection Agreements and under foreign exchange futures agreements, arrangements or options designed to protect against fluctuations in currency exchange rates;

               (e) Indebtedness of the Borrower that may be incurred, assumed or suffered to exist without violating any section of this Agreement, including, without limitation, Sections 6.23 and 6.24 hereof;

               (f) Indebtedness of any Subsidiary of the Borrower (i) under overdraft lines of credit or for working capital purposes in foreign countries with financial institutions on terms no more favorable to the lenders thereunder than under this Agreement, and (ii) arising from the honoring by a bank or other Person of a check, draft or similar instrument inadvertently drawing against insufficient funds, all such Indebtedness not to exceed $35,000,000 in the aggregate at any time outstanding, provided that amounts under overdraft lines of credit or outstanding as a result of drawings against insufficient funds shall be outstanding for one (1) Business Day before being included in such aggregate amount;

               (g) Indebtedness of a Person existing at the time such Person becomes a Subsidiary of the Borrower or is merged with or into the Borrower or any Subsidiary of the Borrower and not incurred in contemplation of such transaction;

               (h) Indebtedness of any Subsidiary of the Borrower (i) under Performance Guaranties and Performance Letters of Credit, and
               (ii) with respect to letters of credit issued in the ordinary course of business of such Subsidiary;

               (i) Indebtedness of the nature described in the last sentence of the definition of the term "Indebtedness";

               (j) Indebtedness of any Subsidiary of the Borrower in an aggregate principal amount not to exceed an amount equal to ten percent (10%) of Consolidated Net Assets (the "Subsidiary Debt Basket Amount") in the aggregate at any time outstanding; and

               (k) other Indebtedness of any Subsidiary of the Borrower so long as such Subsidiary has in force a Subsidiary Guaranty in substantially the form of Exhibit 4.1C, provided that such Subsidiary Guaranty shall contain a provision that such Subsidiary Guaranty and all obligations thereunder of the guarantor party thereto shall be terminated upon delivery to the Agent by the Borrower of a certificate stating that (i) the aggregate principal amount of Indebtedness of all Subsidiaries permitted to be outstanding pursuant to Section 6.15(j) and (k) of the Credit Agreement is equal to or less than the Subsidiary Debt Basket Amount, and (ii) no Default or Event of Default has occurred and is continuing."

          (d) Section 6.19(h) of the Credit Agreement is hereby deleted in its entirety and the following inserted in its place:

               "(h) sale and leaseback transactions that may be incurred, assumed or suffered to exist without violating any section of this Agreement, including, without limitation, Sections 6.23 and
               6.24 hereof;"

     2. REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES. To induce the Lenders, the Agent, the Collateral Agent, the Documentation Agents and the Co-Agents to enter into this Amendment, the Borrower hereby reaffirms, as of the date hereof, that its representations and warranties contained in the Credit Agreement are true and correct in all material respects (except to the extent such representations and warranties (x) are not so true and correct in all material respects as a result of the transactions expressly permitted under the Credit Agreement or under the other Credit Documents or (y) relate solely to an earlier date) and additionally represents and warrants as follows:

               (i) The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of its obligations under this Amendment and the Credit Agreement, as amended hereby, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action of the Borrower and do not and will not contravene in any material respect any provision of applicable law or contravene or conflict with any provision of the certificate of incorporation, bylaws or any material agreements binding upon the Borrower, and the execution and delivery by the Borrower of this Amendment have received all necessary governmental approvals or other consents (if any shall be required);

               (ii) This Amendment and the Credit Agreement, as amended hereby, are legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and equitable principles;

               (iii) There are no actions, suits, proceedings or counterclaims (including, without limitation, derivative or injunctive actions) pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries which purports to affect the legality, validity or enforceability of this Amendment, the Credit Agreement, as amended hereby, or any other Credit Document;

               (iv) No Default or Event of Default has occurred and is continuing; and

               (v) There have been no amendments to the certificate of incorporation or bylaws of the Borrower since April 18, 1997.

     3. REAFFIRMATION OF CREDIT AGREEMENT. This Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, is hereby ratified, approved and confirmed in each and every respect. All references to the Credit Agreement in the Credit Agreement and the other Credit Documents (excluding this Amendment) shall hereafter be deemed to refer to the Credit Agreement, as amended hereby.

     4. DEFINED TERMS. Terms used but not defined herein when defined in the Credit Agreement shall have the same meanings herein unless the context otherwise requires.

     5.   GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

          (A) THIS AMENDMENT AND THE OTHER CREDIT DOCUMENTS, AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO AND THERETO, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

          (B) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO AGREE THAT ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AMENDMENT OR ANY OTHER CREDIT DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE DOCUMENTATION AGENTS, THE CO-AGENTS, THE COLLATERAL AGENT, THE LENDERS OR THE BORROWER MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS, BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AMENDMENT AND THE OTHER CREDIT DOCUMENTS.

          (C) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS

AMENDMENT, THE CREDIT AGREEMENT, ANY OTHER CREDIT DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AMENDMENT, THE CREDIT AGREEMENT, ANY OTHER CREDIT DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     6. COUNTERPARTS. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same agreement.

     7. SEVERABILITY. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     8. HEADINGS. Section headings used in this Amendment are for reference only and shall not affect the construction of this Amendment.

     9. NOTICE OF ENTIRE AGREEMENT. This Amendment, together with the other Credit Documents, constitute the entire understanding among the Borrower, the Lenders, the Agent, the Documentation Agents and the Co-Agents and supersede all earlier or contemporaneous agreements, whether written or oral, concerning the subject matter of the Credit Documents. THIS WRITTEN AMENDMENT, TOGETHER WITH THE OTHER CREDIT DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     IN WITNESS WHEREOF, the parties hereto have entered into this Third Amendment to Credit Agreement as of the date first written above.

                              BORROWER:

                              TRANSOCEAN OFFSHORE INC.,
                              a Delaware corporation



                              By: /s/ ROBERT L. LONG
                                 ------------------------------------
                                 Name:   Robert L. Long
                                 Title:  Senior Vice President and CFO

                              LENDERS:


                             ABN AMRO BANK N.V., Houston Agency, as Agent and Collateral Agent and as a Lender



                              By: /s/ CHERYL I. LIPSHUTZ
                                 ------------------------------------
                                    Cheryl I. Lipshutz
                                    Senior Vice President and Director



                              By: /s/ STEPHANIE BALETTE
                                 ------------------------------------
                                    Stephanie Balette
                                    Assistant Vice President

                              SUNTRUST BANK, ATLANTA, as Documentation Agent and as a Lender



                              By: /s/ JOHN A. FIELDS, JR.
                                 ------------------------------------
                                 Name:  John A. Fields, Jr.
                                 Title: Vice President



                              By: /s/ STEVEN J. NEWBY
                                 ------------------------------------
                                 Name:  Steven J. Newby
                                 Title: Corporate Banking Officer


                                 CREDIT LYONNAIS NEW YORK BRANCH, as
                                 Documentation Agent and as a Lender



                              By: /s/ PASCAL POUPELLE
                                 ------------------------------------
                                 Name:  Pascal Poupelle
                                 Title: Executive Vice President

                              BANK OF MONTREAL, as Co-Agent and as a Lender



                              By: /s/ J. B. WHITMORE
                                 ------------------------------------
                                 Name:  J. B. Whitmore
                                 Title: Director

                              THE FUJI BANK, LIMITED, HOUSTON AGENCY,
                              as Co-Agent and as a Lender



                              By: /s/ NATE ELLIS
                                 ------------------------------------
                                 Name:  Nate Ellis
                                 Title: Vice President and Manager

                              ROYAL BANK OF CANADA, as Co-Agent and as a Lender



                              By: /s/ GIL J. BERNARD
                                 ------------------------------------
                                 Name:  Gil J. Bernard
                                 Title: Senior Manager

                              WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION, as Co-Agent and as a Lender


                              By: /s/ FRANK W. SCHAGEMAN
                                 ------------------------------------
                                 Name:  Frank W. Schageman
                                 Title: Vice President

                              BANK OF TOKYO - MITSUBISHI, LTD., HOUSTON AGENCY, as Co-Agent and as a Lender



                              By: /s/ MICHAEL MEISS
                                 ------------------------------------
                                 Name:   Michael Meiss
                                 Title:  Vice President

                              SKANDINAVISKA ENSKILDA BANKEN AB (publ.)



                              By: /s/ BJARTE BOE
                                 ------------------------------------
                                 Name:  Bjarte Boe
                                 Title: Managing Director


                              By: /s/ PER FROLICH
                                 ------------------------------------
                                 Name:  Per Frolich
                                 Title: Head of Administration

                              WESTDEUTSCHE LANDESBANK GIROZENTRALE



                              By: /s/ RICHARD R. NEWMAN
                                 ------------------------------------
                                 Name:  Richard R. Newman
                                 Title: Director



                              By: /s/ THOMAS LEE
                                 ------------------------------------
                                 Name:  Thomas Lee
                                 Title: Associate

                              AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED



                              By: /s/ K. LOUGHLIN
                                 ------------------------------------
                                 Name:  K. Loughlin
                                 Title: Vice President

                              THE BANK OF NEW YORK



                              By: /s/ TAN K. STEWART
                                 ------------------------------------
                                 Name:  Tan K. Stewart
                                 Title: Senior Vice President

                              THE BANK OF NOVA SCOTIA, ATLANTA AGENCY



                              By: /s/  F.C. H. ASHBY
                                 ------------------------------------
                                 Name:  F.C. H. Ashby
                                 Title: Senior Manager
                                        Loan Operations

                              DG BANK DEUTSCHE GENOSSENSCHAFTSBANK,
                              CAYMAN ISLAND BRANCH



                              By: /s/ MARK K. CONNELLY
                                 ------------------------------------
                                 Name:  Mark K. Connelly
                                 Title: Vice President



                              By: /s/ PAMELA D. INGRAM
                                 ------------------------------------
                                 Name:  Pamela D. Ingram
                                 Title: Assistant Vice President

                              FIRST NATIONAL BANK OF COMMERCE



                              By: /s/ J. CHARLES FREEL, JR.
                                 ------------------------------------
                                 Name:  J. Charles Freel, Jr.
                                 Title: Senior VIce President

                              SOCIETE GENERALE, SOUTHWEST AGENCY



                              By: /s/ BET HUNTER
                                 ------------------------------------
                                 Name:  Bet Hunter
                                 Title: Director

                              THE SANWA BANK, LIMITED


                              By: /s/ MATTHEW G. PATRICK
                                 ------------------------------------
                                 Name:  Matthew G. Patrick
                                 Title: Vice President

                              THE SUMITOMO BANK, LIMITED



                              By: /s/ WILLIAM R. MCKOWN, III
                                 ------------------------------------
                                 Name:  William R. McKown, III
                                 Title: Vice President and Manager